by

Discussion Materials Prepared

for

November 20, 2003

Table of Contents

  Section

Tab

Company Overview

I

Valuation

II

Summary & Conclusion

III

Appendices

Comparable Publicly-Traded Company Descriptions

A

Comparable Transactions Descriptions

B

Supporting Detail for Premiums Paid Analysis

C

Discounted Cash Flow Analysis

D

I. Company Overview

Company Overview

Historical Income Statements

($ in 000s, except per share data)

Fiscal Years Ended December 31,

Nine Months Ended Sept. 30,

Latest Twelve

2000

2001

2002

(1)

2002

2003

(2)

Months (LTM)

Net Sales

(3)

$55,215

$43,283

$35,869

$27,845

$18,077

$26,101

% growth

       --

(21.6%)

(17.1%)

       --

(35.1%)

       --

Cost of Sales

43,406

38,649

34,580

25,448

17,865

26,996

Gross Profit

$11,809

$4,634

$1,289

$2,397

$213

($895)

% of net sales

21.4%

10.7%

3.6%

8.6%

1.2%

(3.4%)

Selling, General & Administrative

(4)

6,959

6,766

6,151

4,764

3,549

4,936

Adjusted EBITDA

$4,851

($2,132)

($4,862)

($2,367)

($3,336)

($5,831)

% of net sales

8.8%

(4.9%)

(13.6%)

(8.5%)

(18.5%)

(22.3%)

Depreciation & Amortization

1,589

1,471

1,334

996

839

1,176

Operating Income (Loss)

$3,261

($3,603)

($6,195)

($3,363)

($4,175)

($7,007)

% of net sales

5.9%

(8.3%)

(17.3%)

(12.1%)

(23.1%)

(26.8%)

Interest Income (Expense), net

40

19

54

35

34

53

Other Income (Expense)

103

57

25

100

(241)

(316)

Income (Loss) Before Income Taxes

3,404

(3,527)

(6,116)

(3,228)

(4,382)

(7,270)

Income Tax Expense (Benefit)

(5)

1,382

(1,277)

(2,268)

(1,230)

(1,753)

(2,791)

Net Income (Loss)

$2,022

($2,250)

($3,849)

($1,998)

($2,629)

($4,480)

% of net sales

3.7%

(5.2%)

(10.7%)

(7.2%)

(14.5%)

(17.2%)

Net Income Per Common Share

(6)

$0.36

($0.40)

($0.71)

($0.37)

($0.50)

($0.85)

Basic & Diluted Weighted Average

Shares Outstanding

5,611

5,566

5,385

5,397

5,241

       --

(1) Excludes restructuring charge of $695,759

(2) Excludes impairment of fixed assets of $2,850,129, impairment of inventory of $336,150, and loss on disposal of fixed assets of $420,833 in 2003

(3) Excludes $380,000 one time charge for establishment of a sales returns and warranty reserve in Q3 2003

(4) Excludes one time charge for increase to bad debt allowance of $167,433, adjustment for overaccruals of $277,930, and other miscellaneous adjustments of $24,164 in Q3 2003

(5) Assumes tax rate of 40% to adjust income taxes for exclued restructuring charge in 2002; assumes tax rate of 40% to calcluate income tax benefit in Q3 2003

(6) Adjusted for non-recurring items set forth above

Company Overview

Historical Balance Sheets

(1) Includes $1,267,005 deferred tax liability as of 12/30/01; $1,339,255 accrued pension liability, $241,989 deferred tax liability, and $107,890 other long-term liabilities as of 12/30/02; and $1,426,622 accrued pension liability and $38,580 other long-term liabilities as of 9/30/03.

($ in 000s, except per share data)

As of December 30,

2001

2002

As of Sept. 30, 2003

Cash & Equivalents

$2,591

$3,172

$1,010

Short-term investments

-

1,253

3,274

Accounts Receivable, net

5,478

3,808

3,028

Inventories

13,826

9,789

7,461

Deferred Taxes

527

897

810

Income Taxes Receivable

1,576

2,302

273

Other Current Assets

158

183

90

Total Current Assets

$24,157

$21,404

$15,946

Property, Plant & Equipment, net

10,051

8,490

4,837

Other Assets

1,776

661

595

Total Assets

$35,983

$30,556

$21,377

Accounts Payable

$525

$660

$575

Accrued Liabilities

1,402

2,026

2,848

Other Current Liabilities

994

1,424

227

Total Current Liabilities

$2,921

$4,110

$3,650

Deferred Taxes

1,267

242

85

Other Long-Term Liabilities

(1)

-

1,447

1,465

Total Liabilities

$4,188

$5,799

$5,201

Total Stockholders' Equity

$31,795

$24,756

$16,177

Total Liabilities & Stockholders' Equity

$35,983

$30,556

$21,377

Measures:

Days in Accounts Receivable

46

39

42

Days in Accounts Payable

5

7

8

Inventory Turnover, Days in COGS

131

103

101

Company Overview

Historical Stock Price Performance - All Trading Dates

11/19/03 Price:
$3.50

3

Price

Volume

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

$0.00

$4.00

$8.00

$12.00

$16.00

$20.00

$3.50

3,945

$20.00

$2.20

(58.0%)

8,051

$3.95

Price As of

Since May 9, 1997

Since November 19, 2002

11/19/03

Avg. Daily Volume

High

Low

% Change

Avg. Daily Volume

High

$2.20

52.2%

Low

% Change

Company Overview

Historical Stock Price Performance - Last Two Years

3/1/02 - Annual sales for 2001
down 22% from 2000

9/16/02 - Announced
closing of Culpeper, VA
facility in late Nov. 2002

11/2/02 - Q3’02 sales down 29%
and gross profit margin down 72%
from Q3’01

3/10/03 - Gross profit margin of
3.6% for 2002, down from 10.7%
in 2001

8/8/03 - Announced
reorganization of Keller
management team

8/25/03 - Announced plans to
consolidate Corydon, IN facility
into New Salisbury, IN facility

5/6/02 - Q1’02 Sales down
16% from Q1’01; net loss of
$0.13 per share

4

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

450,000

$1.50

$2.00

$2.50

$3.00

$3.50

$4.00

$4.50

Company Overview

Two-Year Volume Analysis by Price Range

Current
Stock Price

11/19/03

$3.50

-

100,000

200,000

300,000

400,000

500,000

600,000

$2.20 - $2.54

$2.55 - $2.89

$2.90 - $3.25

$3.26 -  $3.60

$3.61 - $3.95

% of Total

% of Total

Cumulative

Trading

Days in

Days

Trading

Trading

Days in

% of

Trading

% of

Range

Range

Traded

Volume

Volume

Range

Total

Volume

Total

$2.20 -  $2.54

189

37.4%

758,900

24.9%

189

37.4%

758,900

24.9%

$2.55 -  $2.89

67

13.3%

659,900

21.6%

256

50.7%

1,418,800

46.5%

$2.90 -  $3.25

141

27.9%

670,200

22.0%

397

78.6%

2,089,000

68.5%

$3.26 -  $3.60

72

14.3%

467,100

15.3%

469

92.9%

2,556,100

83.8%

$3.61 -  $3.95

36

7.1%

495,200

16.2%

505

100.0%

3,051,300

100.0%

505

100.0%

3,051,300

100.0%

24.9%

21.6%

22.0%

16.2%

15.3%

Company Overview

Observations

As a result of BBTCM’s due diligence process that included conversations with the management team, a review of the Company’s financials and all publicly available information, and a tour of two of the Company’s manufacturing facilities, we have made the following observations:

Observations

The Company has been experiencing financial challenges with trailing twelve month’s sales decreasing by 52.7% since 2000, leading to negative operating income.

The Company recently reorganized its management team, naming four new executives in the positions of CEO, CFO, President of the Design Center and Vice
President of Sales and Marketing.

In August, the Company announced its decision to consolidate its two manufacturing facilities into one location in New Salisbury, Indiana, a move that is expected to reduce costs and improve margins.

The management team and the Board of Directors believes it is in the Company’s best interest to go-private due to the small size of its market capitalization and the significant economic costs of remaining a public company in the current regulatory environment.

Company Overview

Observations

Observations (continued)

The Home Furnishings Industry is currently facing one of the most difficult environments in recent history.

In addition, solid wood, the Company’s product line, is no longer as appealing to customers at Keller’s current price points due to the inflow of Asian sourced, solid wood products at lower prices (i.e. “Made in the U.S.A.” matters very little).

The Company has had negative operating income for the past two years and does not project profitability at the operating income line until 2005.

The Company has $15.9 million in current assets on hand (including $4.3 million in cash and short-term investments) and expects to realize a net gain of $1.4 million from the sale of its Culpeper, Virginia facility, but is using available cash to finance its operating losses.

II. Valuation

In developing a Per Share Equity Valuation range for Keller Manufacturing, BBTCM used the following methodologies:

Comparable Companies Analysis. We identified a selection of peer group companies approximately similar to Keller in terms of products, distribution, financial characteristics and other considerations and applied their financial multiples to Keller’s operating results for the twelve months ended September 30, 2003 and to Keller’s projected years ending December 31, 2003 and
2004 in order to obtain an implied valuation for the Company. The comparable companies analysis focuses on  Casegoods Furnishings Manufacturers.

Comparable Transactions Analysis. We analyzed and reviewed comparable purchase prices recently paid for other companies generally similar in characteristics to Keller including both strategic acquisitions and financial buyer transactions in the Home Furnishings Industry.  We applied the “take-out” multiples paid for these businesses to Keller’s operating results for the twelve months ended September 30, 2003.

Premiums Paid Analysis. We analyzed the premiums paid at announcement over historical stock prices 1 day, 5 days and 30 days prior to announcement for publicly-traded companies acquired.
We applied these premiums to Keller’s stock price over the same time periods to obtain an implied valuation for the Company.

Discounted Cash Flow Analysis. Using projections provided by management, we performed a discounted cash flow analysis which values Keller based on the net present value of its projected cash flows plus the present value of its terminal value (using today’s cash flow multiples in the
Industry as a benchmark).

Valuation

Valuation Methodology

Casegoods Furnishings Manufacturers - manufacturers of residential casegoods furniture primarily sold through company-owned, chain or independent retail channels

Similarities between Furnishings Manufacturers and  Keller include:

-  designs, markets and distributes home furnishings

-  distribution to retail

We chose the following comparable companies for our analysis:

-  Bassett Furniture Industries, Inc.           -  Hooker Furniture Corp.

-  Chromcraft Revington, Inc.                           -  La-Z-Boy, Inc.

-  Ethan Allen Interiors, Inc.                               -  Shermag, Inc.

-  Furniture Brands International                   -  Stanley Furniture Co.

Additional information about the comparable publicly-traded companies can be found in
Appendix A.

Valuation

Comparable Companies Analysis - Overview of Casegoods Furnishings Manufacturers

The following comparison of company capitalization, size, and profitability illustrates how
Keller compares to the median of the public Casegoods Furnishings Manufacturer Group.

Comparison of Keller to the Median Public Casegoods Furnishings Manufacturer Group (1)

($ in millions)

(1) Financial information is for the latest twelve months and adjusted for non-recurring items; for Keller, this is the twelve months ended September 30, 2003

(2) As a percentage of revenue

Valuation

Comparable Companies Analysis  - Public Casegoods Furnishings Manufacturers

10

Median of Public Company

Keller Manufacturing Co.

(1)

Comparable Universe

Comment

Capitalization

Net Debt to Total Capital

NM

23.5%

With no debt on its books, Keller is significantly less

Net Debt to EBITDA

NM

1.1x

leveraged than the comparable companies.

Size

Revenue

$26.1

$299.2

Keller is significantly smaller than its publicly-traded

EBITDA

($5.8)

$35.4

furnishings peers in terms of revenues. Keller is also not

EBIT

($7.0)

$28.2

profitable.

Net Income

($4.5)

$16.3

Historical Growth

(2)

2-Year Sales CAGR

(19.4%)

(1.8%)

Keller's revenues have declined more rapidly than the

2-Year EBIT CAGR

NM

1.4%

public comparables. Additionally, Keller has been

2-Year Net Income CAGR

NM

0.6%

unprofitable at the operating income line since 2001.

Profitability

(2)

EBITDA %

(22.3%)

12.1%

Keller is significantly less profitable than its

EBIT%

(26.8%)

9.7%

publicly-traded furnishings peers.

Net Income %

(17.2%)

5.4%

The following chart displays the relative valuation multiples used to compare Keller’s operating results to those of the comparable companies.

(1) Estimates obtained from BBTCM or I/B/E/S and are calendarized by quarter to approximate a December year end

(2) Estimates obtained from BBTCM Research and are calendarized by quarter to approximate a December year end

(3) Shermag’s operating results converted to $US using appropriate exchange rates

Valuation

Comparable Companies Analysis  - Relative Valuation

11

P/E Multiples

(1)

Enterprise Value /

Equity Value /

Equity

Enterprise

Latest Twelve Months

2003 P

(2)

2004 P

(2)

Book

Company

Ticker

Value

Value

LTM

2003E

2004E

Revenue

EBITDA

EBIT

Revenue

EBITDA

EBIT

Revenue

EBITDA

EBIT

Value

Bassett Furniture Industries

BSET

$179.7

$169.9

34.4x

34.4x

29.2x

0.6x

9.1x

21.6x

0.6x

9.9x

24.7x

0.6x

8.8x

18.7x

0.8x

Chromcraft Revington, Inc.

CRC

$70.1

$93.3

6.9x

7.6x

6.4x

0.5x

4.2x

5.3x

NA

NA

NA

NA

NA

NA

1.4x

Ethan Allen Interiors, Inc.

ETH

$1,469.2

$1,349.8

18.3x

18.3x

15.4x

1.5x

8.9x

10.4x

1.5x

9.0x

10.5x

1.4x

8.1x

9.3x

2.7x

Furniture Brands International

FBN

$1,395.5

$1,671.6

13.9x

15.1x

11.6x

0.7x

7.4x

9.5x

0.7x

7.8x

10.2x

0.7x

6.6x

8.2x

1.5x

Hooker Furniture Corporation

HOFT

$291.8

$325.9

12.8x

13.5x

11.0x

1.1x

8.2x

10.5x

1.0x

8.5x

10.9x

1.0x

7.3x

9.0x

2.6x

La-Z-Boy, Inc.

LZB

$1,053.7

$1,236.2

14.7x

16.3x

11.6x

0.6x

8.2x

10.2x

0.6x

8.4x

10.6x

0.6x

6.7x

7.9x

1.8x

Shermag, Inc. (3)

SMG

$157.0

$188.4

9.7x

11.1x

10.1x

1.4x

8.2x

10.3x

NA

NA

NA

NA

NA

NA

1.8x

Stanley Furniture Co.

STLY

$189.2

$212.6

14.1x

13.6x

11.5x

0.8x

6.8x

8.3x

0.8x

6.7x

8.2x

0.8x

6.1x

7.4x

2.0x

Mean:

$600.8

$656.0

15.6x

16.2x

13.4x

0.9x

7.6x

10.8x

0.9x

8.4x

12.5x

0.8x

7.2x

10.1x

1.8x

Median:

$240.5

$269.2

14.0x

14.3x

11.6x

0.8x

8.2x

10.2x

0.8x

8.4x

10.5x

0.7x

7.0x

8.6x

1.8x

The following chart applies the median multiples from the previous page to Keller’s operating results for the twelve months ended September 30, 2003 and the projected years ending
December 31, 2003 and 2004, subtracts net debt and adds cash resulting from a gain on the sale of the Culpeper, Virginia facility to arrive at an implied equity value for the Company.

The resulting equity value is reduced by a discount of 35% to reflect Keller’s smaller size and lack of high liquidity relative to the comparable set and increased by a control premium of 30%
to arrive at a value for a controlling interest in the Company.

(1) Estimates obtained from BBTCM or I/B/E/S and are calendarized by quarter to approximate a December year end

(2) Estimates obtained from BBTCM Research and are calendarized by quarter to approximate a December year end

(3) Keller’s operating results are for the twelve months ended September 30, 2003 and the projected year ending December 31, 2004 and are adjusted for non-recurring items

(4) Net debt is the sum of short-term debt, long-term debt and capital leases less cash and marketable securities

(5) Gain of $1.4 million on the $2.1 million sale of the Culpeper, Virginia facility, net of taxes and commissions

Valuation

Comparable Companies Analysis  - Implied Valuation

12

($ in millions)

Enterprise Value /

Equity Value /

Latest Twelve Months

2003 P

(2)

2004 P

(2)

Book

Revenue

EBITDA

EBIT

Revenue

EBITDA

EBIT

Revenue

EBITDA

EBIT

Value

Median Multiple

0.8x

8.2x

10.2x

0.8x

8.4x

10.5x

0.7x

7.0x

8.6x

1.8x

KMFC Operating Results

(3)

$26.1

NM

NM

$23.0

NM

NM

$26.0

$0.6

NM

$17.6

(5)

Implied Enterprise Value

20.3

-

-

17.7

-

-

19.1

4.1

-

-

Less:  Net Debt

(4)

(4.3)

-

-

(4.3)

-

-

(4.3)

(4.3)

-

-

Plus: Cash from Sale of Plant

(5)

1.4

-

-

1.4

-

-

1.4

1.4

-

-

Implied Equity Value

26.0

-

-

23.4

-

-

24.7

9.8

-

31.4

Less:  35% Size/Liquidity Discount

9.1

8.2

8.7

3.4

11.0

Minority Equity Value

16.9

-

-

15.2

-

-

16.1

6.4

-

20.4

Plus: 30% Control Premium

5.1

4.6

4.8

1.9

6.1

Adjusted Equity Value

22.0

-

-

19.8

-

-

20.9

8.3

-

26.5

Implied Equity Value Per Share

$4.25

NM

NM

$3.82

NM

NM

$4.04

$1.60

NM

$5.12

Valuation

Comparable Transactions Analysis - Acquisitions of Casegoods Furnishings Manufacturers

In developing a comparable group of transactions, we focused on acquisitions of Casegoods Furnishings
Manufacturers.

Casegoods Furnishings Manufacturers:

In deals involving private target companies, transaction data points are often unavailable.  Examples of transactions that occurred in 2002 with undisclosed financial information include (Acquirer / Target):

Shermag / Jaymar (May 2003)

Wafra Partners / The Mitchell Gold Co. (April 2003) (1)

Thompson Street Capital Partners / Alan White (October 2002)

Code, Hennessey & Simmons / Berkline/Benchcraft (March 2002)

BBTCM identified seven recent furnishings transactions that disclosed some, if not all, relevant transaction data.  These transactions include (Acquirer / Target):

Flexsteel Industries, Inc. / DMI Furniture, Inc. (October 2003)

Hooker Furniture / Bradington-Young (January 2003)

Furniture Brands International / Henredon, Drexel-Heritage, Maitland-Smith (Dec. 2001)

Quad-C, Inc. / Pulaski Furniture Corp. (May 2000)

Citicorp Venture Capital / Conso International Corp. (Mar. 2000)

Wesco Financial (Berkshire Hathaway) / Cort Business Services (Feb. 2000)

La-Z-Boy, Inc. / Ladd Furniture Inc. (Jan. 2000)

Additional information about the comparable transactions can be found in Appendix B.

(1) Although certain financial statements of The Mitchell Gold Co. were publicly disclosed, it is not possible to obtain true LTM operating data at the time of the transaction

The following comparison of company size and profitability shows how Keller compares to the median target company.

Comparison of Keller to the Median Target Casegoods Furnishings Group (1)

($ in millions)

(1) Financial information is for the last twelve months of available operating data; for Keller, this is the twelve months ended September 30, 2003

(2) As a percentage of revenue

Valuation

Comparable Transactions Analysis - Overview

14

Median

Keller Manufacturing Co.

(1)

Target Company

Comment

Size

Revenue

$26.1

$208.4

EBITDA

($5.8)

$20.8

Profitability

(2)

EBITDA %

(22.3%)

10.0%

Keller

is

significantly

smaller

in

revenue

size

and

substantially

less

profitable

relative

to

the

median

target

company.

The following chart displays the historical take-out multiples for recent acquisitions of
Casegoods Furnishings Manufacturers.

Valuation

Comparable Transactions Analysis - Take-out Multiples

15

Enterprise Value/

Equity Value/

Date

Market

Enterprise

Latest Twelve Months

LTM Net

Book

Effective

Acquiror

Target Name

Value

Value

Revenue

EBITDA

EBIT

Income

Value

10/02/2003

Flexsteel Industries, Inc.

DMI Furniture, Inc.

$16.7

$43.4

0.4x

7.6x

9.3x

7.8x

0.9x

01/03/2003

Hooker Furniture Corp.

Bradington-Young

NA

$24.5

0.5x

NA

NA

NA

NA

12/28/2001

Furniture Brands International

Henredon, Drexel-Heritage, Maitland Smith

NA

$303.3

0.7x

NA

8.7x

NA

NA

05/23/2000

Quad-C, Inc.

Pulaski Furniture Corp.

$67.1

$124.7

0.6x

6.0x

8.5x

8.2x

1.0x

03/07/2000

Citicorp Venture Capital

Conso International Corp.

$66.1

$106.3

0.9x

6.0x

7.9x

11.5x

1.3x

02/17/2000

Wesco Financial (Berkshire Hathaway)

Cort Business Services Corp.

$366.6

$456.7

1.3x

4.5x

8.5x

13.2x

1.8x

01/31/2000

La-Z-Boy, Inc.

Ladd Furniture Inc.

$197.8

$299.3

0.5x

6.4x

9.2x

13.2x

1.3x

Mean

$142.9

$194.0

0.7x

6.1x

8.7x

10.8x

1.2x

Median

$67.1

$124.7

0.6x

6.0x

8.6x

11.5x

1.3x

Valuation

Comparable Transactions Analysis - Implied Valuation

(1) Keller’s operating results are for the twelve months ended September 30, 2003 and are adjusted for non-recurring items

(2) Net debt is the sum of short-term debt, long-term debt and capital leases less cash and marketable securities

(3) Gain of $1.4 million on the $2.1 million sale of the Culpeper, Virginia plant, net of taxes and commissions

The following chart applies the median multiples from the previous page to Keller’s operating results for the twelve months ended September 30, 2003, subtracts net debt and adds cash resulting from a gain on the sale of the Culpeper, Virginia facility to arrive at an implied equity value for the Company.

The resulting equity value is reduced by a discount of 30% to reflect Keller’s smaller size relative to the comparable set in arriving at an implied equity value per share; a control premium is not expressed explicitly because it is imbedded in the comparable transaction multiples.

($ in millions)

Enterprise Value /

Equity Value /

Latest Twelve Months

LTM

Book

Revenue

EBITDA

EBIT

Net Income

Value

Median Multiple

0.6x

6.0x

8.6x

11.5x

1.3x

KMFC Operating Results

(1)

$26.1

NM

NM

NM

$17.6

(5)

Implied Enterprise Value

15.6

-

-

-

-

Less:  Net Debt

(2)

(4.3)

-

-

-

-

Plus: Cash from Sale of Plant

(3)

1.4

-

-

-

-

Implied Equity Value

21.3

-

-

-

22.1

Less:  30% Size Discount

6.4

6.6

Adjusted Equity Value

14.9

-

-

-

15.5

Implied Equity Value Per Share

$2.88

NM

NM

NM

$2.99

Valuation

Premiums Paid Analysis

The supporting data for the premiums paid analysis can be found in Appendix C.

The following chart applies the median premiums paid (1) in going-private transactions involving reverse stock splits; and (2) in going-private transactions under $50 million in equity value involving financial buyers, to Keller’s stock price to arrive at an implied price per share.

KMFC Stock Price

KMFC Stock Price

as of 11/19/03

1 Day Prior

5 Days Prior

30 Days Prior

$3.50

$3.45

$3.40

$3.80

Median Premiums at Announcement Over:

1 Day Prior

5 Days Prior

30 Days Prior

Going-private transactions involving reverse stock splits

Within the last twelve months

18.7%

33.8%

36.0%

Implied KMFC price per share

$4.09

$4.55

$5.17

Median Premiums at Announcement Over:

1 Day Prior

5 Days Prior

30 Days Prior

Going-private transactions under $50 million involving financial buyers

Since January 1, 2002

30.0%

30.0%

47.0%

Implied KMFC price per share

$4.49

$4.42

$5.59

Valuation

Discounted Cash Flow Analysis - Overview

The discounted cash flow analysis (DCF) analyzes the projected future unlevered free cash flows for Keller and discounts them back to a present value using an appropriate rate. The present value of future cash flows is added to a terminal value, which is determined by applying a multiplier to the Company’s projected EBITDA at the end of the forecast horizon and discounting that value back to the present.

Key assumptions in the DCF analysis include:

Keller’s projected financials - Projections used in the DCF analysis are based on management’s projections through 2005 and projections developed by BBTCM with management’s input and approval through 2008.

Terminal EBITDA multiple - A range of applicable exit multiples was determined based on current and historical trading multiples of the comparable companies set.

Weighted Average Cost of Capital (WACC) - An appropriate discount rate was calculated using the Capital Asset Pricing Model combined with data from Ibbotson Associates.

Unlevered free cash flow is used to measure the value of the Company to all providers of capital, regardless of capital structure, and is defined as net income plus depreciation and amortization plus change in deferred taxes and other non-cash charges plus after-tax interest expense less capital expenditures less changes in working capital.

Additional information regarding projections, assumptions and the WACC can be found in
Appendix D.

Valuation

Discounted Cash Flow Analysis - Assumptions

Assumptions for the DCF analysis are as follows:

2003 estimated and 2004 and 2005 projected financial statements provided by Keller management

Sales growth of 15.0% per year in each of the three years following management’s projections

Operating margins for 2006 through 2008 held equal to management’s projections for 2005

Capital expenditures are based on management’s projections for 2004 and assumed to be 2.0% of sales for the projected years 2005 through 2008

Balance sheet assumptions improved slightly beyond 2005 to model efficiency improvements for the years 2006 through 2008

Tax rate maintained at management’s projection of 25.0% for 2004 and 2005, and increased to
35.0% for 2006 through 2008

($ in 000s)

Fiscal Years Ending December 31,

2004

2005

2006

2007

2008

Net Sales

$25,980

$36,481

$41,953

$48,246

$55,483

% Growth

14.6%

40.4%

15.0%

15.0%

15.0%

Gross Profit

$5,524

$8,486

$9,759

$11,223

$12,906

% Gross Margin

21.3%

23.3%

23.3%

23.3%

23.3%

EBITDA

$589

$3,190

$3,669

$4,219

$4,852

% of Sales

2.3%

8.7%

8.7%

8.7%

8.7%

Capital Expenditures

$1,010

$730

$839

$965

$1,110

% of Sales

3.9%

2.0%

2.0%

2.0%

2.0%

Increase in Working Investment

$2,284

$2,898

$938

$1,190

$1,242

Valuation

Discounted Cash Flow Analysis - Results

By varying the discount rate and the terminal EBITDA multiple as shown in the table below, the DCF analysis yields a total range of equity per share values of $2.75 to $4.20.

Based on a discount rate of 14.8%, varying the terminal EBITDA multiple yields a range of equity per share values of $2.95 to $3.89.

Based on a terminal EBITDA multiple of 6.0x, varying the discount rate yields a range of equity per share values of $3.18 to $3.69.

5.0x

5.5x

6.0x

6.5x

7.0x

12.8%

$3.18

$3.44

$3.69

$3.95

$4.20

13.8%

$3.06

$3.31

$3.55

$3.80

$4.04

Discount Rate

14.8%

$2.95

$3.19

$3.42

$3.66

$3.89

15.8%

$2.85

$3.07

$3.30

$3.52

$3.75

16.8%

$2.75

$2.96

$3.18

$3.39

$3.61

Range of Terminal EBITDA Multiples

Valuation

Summary of Valuation Methodologies

Below is a summary of the equity per share values for Keller resulting from each of the valuation methodologies.

(1) LTM refers to the latest twelve months of operating results; for Keller, this is the twelve months ended September 30, 2003

Implied Equity Value Per Share

Implied Equity Value Per Share

Comparable Companies Analysis

(1)

Median

Mean

Comparable Transactions Analysis

Median

Mean

Equity Value/Book Value

$5.12

$5.18

Equity Value/LTM Net Income

NM

NM

Equity Value/Book Value

$2.99

$2.75

Equity Value/2003 Net Income

NM

NM

Equity Value/Net Income

NM

NM

Equity Value/2004 Net Income

NM

NM

Enterprise Value/Revenue

$2.88

$3.02

Enterprise Value/LTM Revenue

$4.25

$4.74

Enterprise Value/EBITDA

NM

NM

Enterprise Value/LTM EBITDA

NM

NM

Enterprise Value/EBIT

NM

NM

Enterprise Value/LTM EBIT

NM

NM

Enterprise Value/2003 Revenue

$3.82

$4.21

Enterprise Value/2003 EBITDA

NM

NM

Enterprise Value/2003 EBIT

NM

NM

Enterprise Value/2004 Revenue

$4.04

$4.44

Enterprise Value/2004 EBITDA

$1.60

$1.62

Enterprise Value/2004 EBIT

NM

NM

Implied Equity Value Per Share

Discounted Cash Flow Analysis

Low

High

Range of Equity Values

$2.75

$4.20

Implied Equity Value Per Share

Premiums Paid Analysis

1 Day Prior

5 Days Prior

30 Days Prior

Going-private - Reverse Stock Splits

$4.09

$4.55

$5.17

Going-private - Deals Under $50MM

$4.49

$4.42

$5.59

III. Summary & Conclusion

Summary & Conclusion

Based on Keller’s current trading price of $3.50, BBTCM would support a premium paid in the range of 12.5% to 25.0% per share for the fractional shares.

KMFC Price as of 11/19/03:

$3.50

Premium Paid Per Fractional Share:

12.5%

15.0%

17.5%

20.0%

22.5%

25.0%

Purchase Price Per Fractional Share:

$3.94

$4.03

$4.11

$4.20

$4.29

$4.38

Appendices

A. Comparable Publicly-Traded
Company Descriptions

Bassett Furniture (BSET): Bassett Furniture Industries, Inc. is involved principally in the manufacture, sale and distribution of furniture products to a network of independently owned stores and stores owned by an affiliate of the
Company. The wholesale business consists primarily of two operating segments, wood, upholstery and import. The wood segment is engaged in the manufacture and sale of wood furniture, including bedroom and dining suites and accent pieces, to independent retailers and a retailer, which is an affiliate of the Company. The upholstery segment is involved in the manufacture and sale of upholstered frames and cut upholstery items having a variety of frame and fabric options, including sofas, chairs, and love seats. The import segment sources product, principally from Asia, and sells the product to independent and affiliated retailers.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

Bassett Furniture Industries, Inc. (BSET)

Close

11/19/2003

$15.50

November 19, 2002

to

November 19, 2003

High:

$17.32

Low:

$10.38

Avg. Volume

26,333

0

20,000

40,000

60,000

80,000

100,000

120,000

140,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$8.00

$9.00

$10.00

$11.00

$12.00

$13.00

$14.00

$15.00

$16.00

$17.00

$18.00

Price

Volume

Chromcraft Revington (CRC): Chromcraft Revington, Inc. is engaged in the design, manufacture and sale of residential and commercial furniture through its wholly owned subsidiaries, Chromcraft Corporation, Peters-Revington
Corporation, Silver Furniture Co., Inc., Cochrane Furniture Company, Inc. and Korn Industries, Incorporated. Medium-
priced occasional furniture are manufactured and sold under the Peters-Revington brand name. The Company's brand names include Silver Furniture, Cochrane Furniture, Sumter Cabinet and Chromcraft.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

0

20,000

40,000

60,000

80,000

100,000

120,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$10.50

$11.00

$11.50

$12.00

$12.50

$13.00

$13.50

$14.00

Price

Volume

Ethan Allen (ETH): Ethan Allen Interiors, Inc. is a manufacturer and retailer of quality home furnishings, offering a full range of furniture products and home accessories. The Company's operations are classified into two main business segments: wholesale and retail home furnishings. The wholesale home furnishings segment is principally involved in the manufacture, sale and distribution of home furnishing products to a network of independently owned and Ethan Allen-
owned stores. The retail home furnishings segment sells home furnishing products through a network of Ethan Allen-
owned stores to consumers.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

0

200,000

400,000

600,000

800,000

1,000,000

1,200,000

1,400,000

1,600,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

$40.00

$45.00

Price

Volume

Furniture Brands (FBN): Furniture Brands International, Inc. is a manufacturer of residential furniture. The
Company markets its products through its three operating subsidiaries: Broyhill Furniture Industries, Inc.; Lane Furniture
Industries, Inc.; and Thomasville Furniture Industries, Inc. The Company manufactures and distributes case goods, consisting of bedroom, dining room and living room furniture; stationary upholstery products, consisting of sofas, loveseats, sectionals and chairs; occasional furniture, consisting of wood tables, accent pieces, home entertainment centers and home office furniture; and recliners, motion furniture and sleep sofas.  At the end of 2001, Furniture Brands
International acquired three higher-end residential furniture manufacturers, Drexel-Heritage, Henredon and Maitland-
Smith, allowing the Company to fill in its upper price point offerings.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

Furniture Brands International, Inc. (FBN)

Close

11/19/2003

$25.01

November 19, 2002

to

November 19, 2003

High:

$29.33

Low:

$18.17

Avg. Volume

571,622

0

500,000

1,000,000

1,500,000

2,000,000

2,500,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

Price

Volume

Hooker Furniture (HOFT): Hooker Furniture Corp. is an independent company now in its third generation of family-led management that specializes in entertainment centers and home theater, wall units, home office furniture, leather upholstery (through its Bradington-Young subsidiary), accent items and console tables. Hooker has 2,000 employees and operates five manufacturing facilities in Martinsville and Roanoke, Virginia and in Pleasant Garden and
Maiden, North Carolina. The company’s administrative offices are in  Martinsville.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

0

50,000

100,000

150,000

200,000

250,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

$40.00

$45.00

Price

Volume

Hooker Furniture Corp. (HOFT)

Close

11/19/2003

$40.32

November 19, 2002

to

November 19, 2003

High:

$40.91

Low:

$14.90

Avg. Volume

20,639

La-Z-Boy (LZB):  La-Z-Boy, Inc. operates in three segments: Residential Upholstery, Residential Casegoods and
Contract. The Residential Upholstery segment includes sofas, sleepers, recliners, mattresses, occasional chairs and modular units. The operating divisions in the Residential Upholstery segment are England, Bauhaus, HickoryMark, La-Z-
Boy, Centurion, Sam Moore and Clayton Marcus. The Residential Casegoods segment includes hardwood or veneer products such as dining room and living room tables, bedroom, youth furniture and occasional furniture. The operating divisions in this segment are Alexvale, Lea, Hammary, Kincaid, American Drew and Pennsylvania House. The Contract
segment manufactures and sells furniture to hospitality, business, government, healthcare and assisted living facilities.
American of Martinsville and La-Z-Boy Contract are the Contract segment's two operating divisions.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

0

500,000

1,000,000

1,500,000

2,000,000

2,500,000

3,000,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$12.00

$14.00

$16.00

$18.00

$20.00

$22.00

$24.00

$26.00

$28.00

Price

Volume

La-Z-Boy, Inc. (LZB)

Close

11/19/2003

$19.73

November 19, 2002

to

November 19, 2003

High:

$25.40

Low:

$16.45

Avg. Volume

300,519

Shermag (Toronto: SMG): Shermag, Inc. is engaged in the production and distribution of traditional and contemporary-style residential furniture made from veneer and solid wood processed in the company's own sawmill operations. The company's products include glider rockers, dining room and bedroom furniture and occasional and upholstered furniture (through its recent acquisition of Jaymar). The company's furniture is manufactured under the
Bedard, Chanderic, Conant Ball, HPL Mobilier Furniture, Megabois Inc., Nadeau, Scotstown and Shermag Mobilier
Furniture trademarks. The company focuses on major department stores in the United States and Canada, multiple-
location chain stores specializing in the distribution of high-end furniture, as well as independent retailers as its marketing targets.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

Note: Price in $US

Shermag, Inc. (Toronto: SMG)

Close

11/19/2003

$11.81

November 19, 2002

to

November 19, 2003

High:

$12.06

Low:

$6.54

Avg. Volume

22,334

0

100,000

200,000

300,000

400,000

500,000

600,000

700,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$4.00

$6.00

$8.00

$10.00

$12.00

$14.00

Price

Volume

Stanley Furniture (STLY): Stanley Furniture Company, Inc. is a designer and manufacturer of residential wood furniture exclusively targeted at the upper-medium price range. The Company offers diversified product lines across all major style and product categories within this price range. The Company's product lines cover all major design categories, and include collections (dining room, bedroom, tables and entertainment units), youth bedroom (Young America) and home office furniture. Stanley has developed a broad domestic and international customer base and sells its furniture through approximately 60 independent sales representatives to independent furniture retailers, department stores and regional chain stores.

Comparable Publicly-Traded Company Descriptions

Latest Twelve Months Stock Performance

0

50,000

100,000

150,000

200,000

250,000

300,000

350,000

400,000

Nov-02

Dec-02

Jan-03

Feb-03

Mar-03

Apr-03

May-03

Jun-03

Jul-03

Aug-03

Sep-03

Oct-03

Nov-03

$10.00

$15.00

$20.00

$25.00

$30.00

$35.00

Price

Volume

Stanley Furniture Company, Inc. (STLY)

Close

11/19/2003

$31.51

November 19, 2002

to

November 19, 2003

High:

$32.85

Low:

$18.95

Avg. Volume

18,093

B. Comparable Transactions Descriptions

Comparable Transactions Descriptions

10/02/03

Flexsteel Industries, Inc.

DMI Furniture, Inc.

Manufacturer of casegoods furniture

01/03/03

Hooker Furniture Corp.

Bradington-Young

Manufacturer of leather upholstered furniture

12/28/01

Furniture Brands International

Henredon, Drexel-Heritage, Maitland Smith

Former divisions of Lifestyle Furnishings International; all three companies are high-end, branded furniture manufacturers

05/23/00

Quad-C, Inc.

Pulaski Furniture Corp.

Producer and importer of residential casegoods furniture

03/07/00

Citicorp Venture Capital

Conso International Corp.

Manufacturer of decorative trimmings for the home

02/17/00

Wesco Financial (Berkshire Hathaway)

Cort Business Services Corp.

Leading provider of rental furniture, accessories and related services

01/31/00

La-Z-Boy, Inc.

Ladd Furniture Inc.

Manufacturer of residential and contract furniture

Date

Effective

Acquiror

Target Name

Target Description

C. Supporting Detail for Premiums Paid Analysis

Supporting Detail for Premiums Paid Analysis

Going-Private Reverse Stock Splits - Last Twelve Months (1)

(1) Source: www.otcbb.com, Bloomberg, company filings and  relevant press releases

(2) Post split shares outstanding calculated by dividing pre-split shares by conversion ratio; may differ significantly in the case of a reverse split immediately followed by a forward split

(3) Premium based on stock price stated number of days prior to announcement

1-day

5-day

30-day

Date

Reverse Split

Pre-Split

Post-Split

Price Paid

Premium Paid

Premium Paid

Premium Paid

Effective

Company

Ticker

Exchange

Business Description

Ratio

Shares Out.

Shares Out.

(2)

Per Odd Share

Per Share

(3)

Per Share

(3)

Per Share

(3)

Pending

Tumbleweed, Inc.

TWED

Nasdaq

Restaurant chain operator

1 :

5,000

5,916,153

1,183

$1.10

15.8%

17.0%

(8.3%)

Pending

Cal-Maine Foods, Inc.

CALM

Nasdaq

Produces and sells fresh eggs

1 :

2,500

10,581,403

4,233

$7.35

33.2%

41.3%

40.3%

Pending

Deltona Corp.

DLTA

OTC BB

Develops planned communities in Florida

1 :

500,000

13,544,277

27

$0.40

60.0%

33.3%

33.3%

11/12/2003

Siena Holdings, Inc.

SIEN

OTC BB

Owns undeveloped real estate

1 :

500,000

6,000,000

12

$1.41

34.3%

34.3%

28.2%

09/24/2003

PML, Inc.

PMLI

OTC BB

Supplies clinical microbiological products

1 :

150

1,982,495

13,217

$1.50

130.8%

130.8%

66.7%

09/23/2003

fashionmall.com, Inc.

FASH

OTC US

Sells fashion and apparel products

1 :

800,000

7,533,381

9

$0.54

9.1%

0.0%

17.4%

09/16/2003

Moyco Technologies, Inc.

MOYC

OTC BB

Manufactures and distributes abrasives,

slurries and polishing agents

1 :

170,000

5,094,076

30

$0.045

0.0%

NA

NA

08/20/2003

IFX Corp.

FUTR

OTC BB

Operates an Internet Protocol (IP) network

1 :

300

11,963,399

39,878

$0.12

287.1%

140.0%

100.0%

08/13/2003

Aviva Petroleum, Inc.

AVVP

OTC BB

Oil and gas exploration, development and

production

1 :

5,000

46,900,132

9,380

$0.03

0.0%

NA

NA

08/05/2003

Edison Control Corp.

EDCO

OTC BB

Designs, manufactures and distributes

concrete pumping systems

1 :

66,666

1,638,595

25

$7.00

16.7%

21.7%

38.6%

08/05/2003

First Commercial Bank

FCHI

OTC US

3 bank offices in Chicago

1 :

10,000

NA

NA

$229.11

NA

NA

NA

07/09/2003

Avery Communications, Inc.

AVYC

OTC BB

Outsourced customer care and billing

services

1 :

5,000

888,483

178

$1.27

49.4%

115.3%

130.9%

06/04/2003

QCF Bancorp, Inc.

QCFB

OTC BB

Holding company for Queen City Federal

Savings Bank

1 :

8,000

NA

NA

NA

NA

NA

NA

06/04/2003

INTRUST Financial Corp.

IFNC

OTC BB

Multi-bank holding company in Kansas

and Oklahoma

1 :

1,000

2,312,178

2,312

$152.00

15.2%

NA

NA

05/29/2003

Paris Corporation

PBFI

OTC US

Manufactures computer paper and other

paper products

1 :

2,500

NA

NA

NA

NA

NA

NA

02/28/2003

Chesapeake Financial

Shares, Inc.

CPKF

OTC BB

Holding company for Chesapeake Bank,

Chesapeake Financial Group, Inc. and

Chesapeake Insurance Agency, Inc.

1 :

500

1,288,227

2,576

$27.00

18.7%

18.7%

17.4%

02/10/2003

Cyberia Holdings, Inc.

CBHD

OTC US

Develops and builds interactive business

solutions for globally branded clients

1 :

500,000

30,000,000

60

NA

NA

NA

NA

01/31/2003

Whitney American Corp.

WHAM

OTC US

Environmental investigation and

engineering services

1 :

15,100

NA

NA

NA

NA

NA

NA

11/21/2002

First Bancorporation, Inc.

FLCW

OTC BB

Wisconsin & Minnesota based banks

1 :

3,700

NA

NA

NA

NA

NA

NA

11/15/2002

Base TEN Systems, Inc.

BASEA

OTC BB

Manufactures and distributes software

technology products

1 :

1,000

5,351,479

5,351

NA

NA

NA

NA

Median Premium:

18.7%

33.8%

36.0%

Supporting Detail for Premiums Paid Analysis

Going-Private Transactions - Since January 1, 2002

(1) Source: Mergerstat

The data set below includes all going-private transactions under $50 million in equity value involving financial buyers since January 1, 2002(1).

Equity

Enterprise

Date

Value

Value

1 Day

5 Day

30 Day

Closed

Buyer

Seller

($mm)

($mm)

Premium

Premium

Premium

8/28/03

Carlyle Group Inc (The)

Kito Corp

$44.6

$118.5

13.0%

29.0%

33.0%

8/8/03

Battery Ventures

Made2Manage Systems Inc

$28.4

$12.3

36.0%

43.0%

72.0%

10/9/03

NS&L Acquisition Corp

NS&L Bancorp Inc

$11.6

($8.4)

24.0%

24.0%

53.0%

9/18/03

America Bancshares Inc

Sun Country Bank

$24.9

$11.4

8.0%

9.0%

12.0%

8/21/03

Cravey Green & Wahlen Inc

AHL Services Inc

$22.9

$106.5

168.0%

150.0%

178.0%

6/4/03

NTSE Holding Corp

9278 Communications Inc

$1.1

($2.2)

186.0%

257.0%

150.0%

3/6/03

Private Group Led By US Timberland

Management

US Timberlands Co LP

$38.6

$262.6

305.0%

295.0%

253.0%

1/15/03

CHL Holdings Inc

Interstate National Dealer Services Inc

$17.8

($2.0)

30.0%

30.0%

24.0%

11/1/02

Kayak Acquisition Corp

US Vision Inc

$24.4

$47.7

25.0%

25.0%

26.0%

3/6/02

Private Group Led By David and Bernard Rotter

Rottlund Co Inc (The)

$15.3

$89.2

18.0%

30.0%

47.0%

3/12/02

Private Group Led By Majority Shareholder

Steven Scott, MD

PhyAmerica Physician Group Inc

$2.8

$156.0

50.0%

50.0%

15.0%

Median Premium:

30.0%

30.0%

47.0%

D. Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Income Statement Assumptions

($ in 000s)

Historical

Projected

2001

2002

2003 E

2004

2005

2006

2007

2008

Net Sales

$43,283

$35,869

$22,661

$25,980

$36,481

$41,953

$48,246

$55,483

    Cost of Goods Sold

38,649

34,580

21,924

20,456

27,995

32,194

37,023

42,577

Gross Profit

4,634

1,289

737

5,524

8,486

9,759

11,223

12,906

    Operating Expenses

6,766

6,151

4,900

4,935

5,296

6,090

7,004

8,055

EBITDA

(2,132)

(4,862)

(4,163)

589

3,190

3,669

4,219

4,852

    Depreciation & Amortization

1,471

1,334

1,118

848

902

929

916

923

EBIT

(3,603)

(6,195)

(5,280)

(260)

2,288

2,740

3,303

3,929

    Other Income (Expense)

57

25

(3,157)

0

0

0

0

0

    Gain (Loss) on Disposal of Assets

0

0

931

279

70

0

0

0

Earnings Before Taxes

(3,546)

(6,170)

(7,506)

19

2,358

2,740

3,303

3,929

    Provision for Taxes

(1,284)

(2,287)

0

5

590

959

1,156

1,375

UNLEVERED NET INCOME

($2,263)

($3,883)

($7,506)

$14

$1,769

$1,781

$2,147

$2,554

Plus: Depreciation & Amortization

1,471

1,334

1,118

848

902

929

916

923

Less: Capital Expenditures

(623)

(450)

(230)

(1,010)

(730)

(839)

(965)

(1,110)

Less: Working Capital Requirements

7,138

6,526

2,865

(2,284)

(2,898)

(938)

(1,190)

(1,242)

UNLEVERED FREE CASH FLOW

$5,723

$3,526

($3,754)

($2,431)

($957)

$933

$908

$1,125

Operating Assumptions:

Net Sales Growth

(21.6%)

(17.1%)

(36.8%)

14.6%

40.4%

15.0%

15.0%

15.0%

Gross Profit Margin

10.7%

3.6%

3.3%

21.3%

23.3%

23.3%

23.3%

23.3%

EBITDA Margin

(4.9%)

(13.6%)

(18.4%)

2.3%

8.7%

8.7%

8.7%

8.7%

Capital Expenditures as % of Net Sales

1.4%

1.3%

1.0%

3.9%

2.0%

2.0%

2.0%

2.0%

Discounted Cash Flow Analysis

Balance Sheet Assumptions

($ in 000s)

Historical

Projected

2001

2002

2003 E

2004

2005

2006

2007

2008

Accounts Receivable:

$5,478

$3,808

$3,394

$4,788

$6,254

$6,904

$7,610

$8,371

    Turnover, in Days of Sales

46

39

55

67

63

60

58

55

    Increase (Decrease)

($2,919)

($1,670)

($414)

$1,394

$1,465

$651

$705

$761

Inventories:

$13,826

$9,789

$6,642

$7,997

$10,477

$11,608

$12,842

$14,185

    Turnover, in Days of COGS

131

103

111

143

137

132

127

122

    Increase (Decrease)

($5,749)

($4,037)

($3,147)

$1,355

$2,480

$1,131

$1,234

$1,343

Other Current Assets:

$158

$183

$90

$90

$90

$103

$118

$136

    As a % of Net Sales

0.4%

0.5%

0.4%

0.3%

0.2%

0.2%

0.2%

0.2%

    Increase (Decrease)

($6)

$25

($93)

$0

$0

$13

$15

$18

Accounts Payable:

$525

$660

$503

$857

$1,014

$1,387

$1,595

$1,834

    Turnover, in Days of COGS

5

7

8

15

13

16

16

16

    Increase (Decrease)

($1,051)

$135

($157)

$353

$158

$373

$208

$239

Accrued Expenses:

$1,157

$1,435

$2,227

$2,339

$3,229

$3,713

$4,270

$4,911

    As a % of COGS

3.0%

4.2%

10.2%

11.4%

11.5%

11.5%

11.5%

11.5%

    Increase (Decrease)

($515)

$279

$792

$112

$890

$484

$557

$641

Other Current Liabilities:

$994

$1,424

$0

$0

$0

$0

$0

$0

    As a % of COGS

2.6%

4.1%

0.0%

0.0%

0.0%

0.0%

0.0%

0.0%

    Increase (Decrease)

$31

$430

($1,424)

$0

$0

$0

$0

$0

Working Capital Source (Use)

$7,138

$6,526

$2,865

($2,284)

($2,898)

($938)

($1,190)

($1,242)

Discounted Cash Flow Analysis

Weighted Average Cost of Capital

COST OF EQUITY (Ke):

Ke = Rf + (Km-Rf)b + P

NOTES / SOURCES:

RISK FREE RATE (Rf)

3.22%

-  5 Year Treasury as of November 19, 2003

MARKET RETURN (Km)

11.02%

- Averge historical return for S&P 500 from 1926-2002.

MARKET PREMIUM (Km-Rf)

7.80%

- Assumes historical S&P 500 market risk premium 1926-2002.

BETA (b)

0.95

- Average re-levered beta of Comparable Companies

SMALL COMPANY PREMIUM (P)

8.46%

- Source:  Ibbotson Associates 2002 Valuation Yearbook

COST OF EQUITY

19.06%

AFTER TAX COST OF DEBT (Kd):

Kd = Kb(1-t)

BORROWING RATE (Kb)

10.00%

-  Assumed marginal borrowing rate

ASSUMED TAX RATE (t)

35.0%

- Applicable tax rate for the 5 year forecast horizon

AFTER TAX COST OF DEBT

Kd =

6.50%

WEIGHTED AVERAGE COST OF CAPITAL:

CAPITAL

WEIGHTED

STRUCTURE

WEIGHT

COST

COST

DEBT

33.60%

6.50%

2.18%

- Assumes median capital structure of Comparable Companies

EQUITY

66.40%

19.06%

12.66%

DISCOUNT RATE

14.84%